Exhibit 3.192

State of Delaware Secretary of State Division of Corporations Delivered 01:22 PM 12/28/2012 FILED 01:10 PM 12/28/2012 SRV 121401355 - 5267241 FILE

Certificate of Formation

Pursuant to Section 18-201 of the Delaware Limited Liability Company Act:

1.	The name of the limited liability company is Health Management General Partner I, LLC (the “Company”).

2.	The registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the city of Wilmington, Delaware 19801 New Castle County. The name of the Registered Agent at such address is The Corporation Trust Company.

3.	The effective date of the formation of the limited liability company is December 31, 2012 at 11:54 P.M.

(signature page follows)

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IN WITNESS WHEREOF, an authorized person has executed this Certificate of Formation on the 28th of December, 2012

Hospital Management Services of Florida, LP Sole Member

By:	/s/ Kathleen K. Holloway

Name:	Kathleen K. Holloway
Title:	Assistant Secretary

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